UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On June 26, 2018, the Board of Directors of First Northwest Bancorp (“First Northwest”) adopted an updated Code of Ethics that applies to its directors, officers and employees. The Code of Ethics was updated to improve language, appearance and style with the goal of enhancing readers’ understanding of its provisions and addresses topics such as compliance with laws, conflicts of interest, insider trading, business practices, gifts and entertainment, protection and proper use of First Northwest assets, confidentiality, compliance standards and procedures, and confidential or anonymous reporting of concerns, among others. Certain additional responsibilities and duties applicable specifically to First Northwest's chief executive officer and principal financial and accounting officer are listed on page 5 of the Code of Ethics.

The foregoing brief description of the updated Code of Ethics is qualified in its entirety by reference to the Code of Ethics available at First Northwest’s website at www.ourfirstfed.com under the “Investor Relations” tab (then the “Corporate Overview” tab and then the “Governance Documents” link).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	July 2, 2018	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer